UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 25, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225

(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 25, 2011, the Board of Directors of Sun River Energy, Inc. (the "Company") approved the conversion of 443,850 outstanding shares of its 8% Series A Cumulative Convertible Preferred Stock into 4,438,500 shares of the Company’s common stock pursuant to the Company's conversion right set forth in the Certificate of Designation of 8% Series A Cumulative Convertible Preferred Stock filed with the Colorado Secretary of State on December 23, 2010. The issuance of the shares of common stock upon conversion will be restricted stock as that term is defined in Rule 144 and will contain a restrictive legend to that effect.

The foregoing description of the Certificate of Designation is qualified in all respects by reference to the text of the Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this Current Report and incorporated by reference in this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2011, the Board approved an amendment (the “Bylaw Amendment”) to the Company’s bylaws.  The Bylaw Amendment allows the Company to issue uncertificated shares of the Company’s stock, in addition to certificated shares.  The Bylaw Amendment also states that, at all shareholders’ meetings, one-third of all shares entitled to vote shall constitute a quorum, as provided in the Company’s Articles of Incorporation.  The Board approved the Bylaw Amendment to conform to legal requirements, so that it can meet requirements for potential listing on a national stock exchange.

The foregoing description of the Bylaw Amendment is qualified in all respects by reference to the text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.1(ii) to this Current Report and incorporated by reference in this Item 5.03.

Item9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3.1(ii)	Text of Bylaw Amendment adopted April 25, 2011
3.2	Certificate of Designation of 8% Series A Cumulative Convertible Preferred Stock (incorporated by reference from Form 10Q for the quarterly period ended January 31, 2011, filed on March 11, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: April 27, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO